Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on September 14, 2023, and as may be amended from time to time, of our report dated March 29, 2023, relating to the consolidated financial statements of Next Bridge Hydrocarbons, Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement on Form S-1, including any amendment thereto.

/s/ B.F. Borgers CPA PC

Certified Public Accountants
Lakewood, CO
September 14, 2023